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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made this 24th day of May, 1996, by and between RMH Sales and Marketing Consulting, Inc., a Pennsylvania corporation trading as RMH Telemarketing (hereinafter called "Company"), and Raymond J. Hansell, an individual residing at 506 Chaumont Drive, Villanova, Pennsylvania, 19085 (hereinafter called "Employee").

                              W I T N E S S E T H:

         Employee and Employee's spouse historically have been the holders of all of the issued and outstanding capital stock of Company.

         Pursuant to a Recapitalization and Stock Purchase Agreement, dated of even date herewith (the "Recapitalization Agreement"), the Company will effect a recapitalization, pursuant to which the Company will make a distribution as set forth therein to Employee and Employee's spouse in partial redemption of their equity holdings in Company financed with the proceeds of a Recapitalization Loan and an equity investment of $9,500,000 by two third-party investors (the "Investors")

         Employee's execution of this Agreement, including without limitation the provisions of Section 12 and 13 of this Agreement, is a condition to the Company's and the Investors' obligations to close under the Recapitalization Agreement.

         Company wishes to continue to employ Employee and Employee wishes to continue in the employ of Company on the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Employee agree as follows:

       1. Definitions. As used herein, the following terms shall have the meanings set forth below unless the contexts otherwise requires.

                 "Affiliate" shall mean a person who (i) with respect to any entity, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity; or (ii) with respect to Employee, is a parent, spouse or issue of Employee, including persons in an adopted or step relationship.

                 "Annual Bonus" shall mean the bonus payments set forth in
Section 5(b), as such amount may be adjusted from time to time.





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                 "Base Compensation" shall mean the annual rate of compensation set forth in Section 5(a), as such amount may be adjusted from time to time.

                 "Board" shall mean the Board of Directors of Company.

                 "Business" shall mean the business conducted by Company in the past and on the date of execution of this Agreement, including business activities in developmental stages, business activities which may be developed by Company, or any Subsidiary or corporate parent thereof or entity sharing a common corporate parent with the Company, during the period of Employee's employment by Company, and all other business activities which flow from a reasonable expansion of any of the foregoing.

                 "Cause" shall mean any one or more of the following:

                                  (a)      if Employee is convicted of a felony
or a crime involving moral turpitude or has entered a plea of nolo contendere (or similar plea) to a charge of such an offense;

                                  (b)      if Employee uses alcohol or any
unlawful controlled substance to an extent that it materially interferes with the performance of Employee's duties under this Agreement;

                                  (c)      if Employee breaches or neglects the
material duties that Employee is required to perform under the terms of this Agreement after having been warned, in writing, by Company of the consequences of such specific actions;

                                  (d)      if Employee commits any act of
fraud, personal dishonesty or deliberate misappropriation relating to or involving Company;

                                  (e)      if Employee repeats the violation of
reasonable and material rule(s), regulation(s), policy(ies) or plan(s) governing employee performance or express direction(s) of the Board after having been warned, in writing, by company of the consequences of such specific violations; or

                                  (f)      if Employee engages in the willful,
unauthorized disclosure of material Confidential Information;


                 "Commencement Date" shall have the meaning specified in Section 4 hereof.

                 "Confidential Information" shall have the meaning specified in
Section 13(b) hereof.





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                 "Disability" shall mean Employee's inability, for a period of six consecutive months, or a cumulative period of 180 business days (i.e., Mondays through Fridays, exclusive of days on which Company is generally closed for a holiday) out of a consecutive period of twelve months, to perform the essential duties of Employee's position, with or without any reasonable accommodation required by law, due to a mental or physical impairment which substantially limits one or more major life activities.

                 "IPO" shall mean Company's receipt of the net proceeds from the sale of its equity securities in an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (excluding any registration of Form S-8).

                 "IPO Bonus" shall have the meaning specified to it in Section 5(c).

                 "Restricted Area" shall have the meaning specified in Section 13(a) hereof.

                 "Restricted Period" shall have the meaning specified in Section 13(a) hereof.

                 "Subsidiary" shall mean any corporation in which Company owns directly or indirectly 50% or more of the Voting Stock or 50% or more of the equity; or any other venture in which it owns either 50% or more of the voting rights or 50% or more of the equity.

                 "Term of Employment" shall mean the period specified in
Section 4 hereof as the same may be terminated in accordance with this Agreement.

                 "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

     2. Employment. Company hereby employs Employee and Employee hereby accepts employment by Company for the period and upon the terms and conditions specified in this Agreement.

     3.          Office and Duties.

                 (a) Employee shall serve as the Chief Executive Officer of Company. In such capacity, Employee shall render such services as are necessary and desirable to protect and advance the best interests of Company, acting, in all instances, under the supervision of and in accordance with the policies set by the Board. As Chief Executive Officer, Employee shall have, subject to policies set by and with the approval of the Board, the responsibility and authority to employ and terminate employees, sign agreements and otherwise to oversee the business affairs of Company and implement the policies and directives of the Board, all subject to the provisions of any operating budget or budgets as may be approved from





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time to time by the Board and subject to the By-Laws of the Company.  Employee shall perform any other duties reasonably required by the Board and, if requested by the Board, shall serve as an officer or director of Company or any Subsidiary without additional compensation.

                 (b) For as long as Employee shall remain an employee of Company, Employee's entire working time, energy, skill and best efforts shall be devoted to the performance of Employee's duties hereunder in a manner which will faithfully and diligently further the business and interests of Company. Employee may engage in charitable, civic, fraternal, trade and professional association activities that do not interfere with Employee's obligations to Company, but Employee shall not work for any other for-profit business.

       4. Term. Employee shall be employed by Company for an initial Term of Employment (the "Initial Term"), commencing on the date hereof (the "Commencement Date"), and ending on May 31, 1999, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the Initial Term by giving the other party written notice of such election at least one hundred eighty (180) days before the expiration of the Initial Term, the Term of Employment shall be deemed to have been extended for an additional term of two (2) years (the "Additional Term") commencing on the day after the expiration of the Initial Term. At any time during the Additional Term, either party may terminate this Agreement by giving the other party written notice of such election at least one hundred eighty (180) days prior to such termination.

       5.        Compensation and Benefits.

                 (a) For all of the service rendered by Employee to Company, Employee shall receive Base Compensation at the gross annual rate of Two Hundred Thousand Dollars ($200,000), payable in installments in accordance with Company's regular payroll practices in effect from time to time. The amount of Base Compensation payable hereunder shall be adjusted on the first anniversary of the Commencement Date and each subsequent anniversary to reflect the annualized increase in the consumer price index as reported by the U.S. Department of Labor for the last three (3) month period prior to such anniversary for which statistics are available.

                 (b) In addition to the foregoing compensation, Employee shall be eligible to receive an annual bonus (the "Annual Bonus") in an amount, if any, as shall be determined by the Board of Directors in its sole discretion. The Annual Bonus, to the extent earned, shall be payable in a single lump-sum payment within ninety (90) days after the end of each calendar year.

                 (c) As additional compensation for Employee's agreement to continue in the employ of Company and for the services to be rendered by Employee, if within fifty-six (56) months after the Commencement Date any equity interests of Company are sold in IPO, Company shall make a further payment to Employee (the "IPO Bonus") from the net proceeds to Company of such IPO, in an amount equal to: (i) if the IPO occurs within six months after the





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Commencement Date, the sum of $3,000,000; or (ii) if the IPO occurs between six months and 56 months after the Commencement Date, a sum equal to $3,000,000 reduced by $60,000 for each month (prorated on a per diem basis for partial months) from the date which is six months after the Commencement Date through the date of the occurrence of the IPO. For the purposes of calculating the IPO Bonus, an IPO shall be deemed to occur when the registration statement prepared in connection with the IPO is declared effective by the U.S. Securities and Exchange Commission. The IPO Bonus shall be payable by Company in a single lump-sum payment within thirty (30) days after Company's receipt of proceeds from an IPO.

       6. Fringe Benefits As an inducement to Employee to commence employment hereunder, and in consideration of Employee's covenants under this Agreement, Employee shall be entitled to the benefits set forth below (the "Fringe Benefits") during the Term of Employment:

                 (a) Employee shall be eligible to participate in any health, life, accident or disability insurance, sick leave or other benefit plans or programs made available to other similarly situated employees of Company as long as they are kept in force by Company and provided that Employee meets the eligibility requirements and other terms, conditions and restrictions of the respective plans and programs.

                 (b) Employee shall be entitled to four (4) weeks paid vacation during each year, subject to Company's generally applicable policies relating to vacations. Employee shall give the Chair of the Board of Directors (or his or her designee) written notice at least seven (7) days prior to the commencement of any vacation in excess of five (5) business days.

                 (c) Company will reimburse Employee for all reasonable and necessary expenses incurred by Employee in connection with the performance of Employee's duties hereunder upon receipt of documentation therefor in accordance with Company's regular reimbursement procedures and practices in effect from time to time.

                 (d) Company will pay the premiums on a life insurance policy to be owned by Employee, in the face amount of $3,000,000, insuring the life of Employee (the "Policy"). The face amount of Policy for which the Company shall pay premiums (the "Company Paid Amount") shall decrease as follows. After the sixth-month anniversary of the Commencement Date, the Company Paid Amount shall decrease by $60,000 for each month (prorated on a per diem basis for partial months) that elapses after the six-month anniversary of the Commencement Date. Upon the occurrence of an IPO: (i) the Company shall have no further obligation to pay any premiums with respect to the Policy (the Company Paid Amount thereupon being reduced to zero); and (ii) as a condition to Employee's right to receive the IPO Bonus, Employee shall either assign the policy to the Company and deliver an irrevocable beneficiary designation naming the Company or, if Employee so elects, assume payment obligations with respect to the Policy and refund to Company any premiums prepaid by Company with respect to periods after the IPO. Employee shall at all times have the option to pay any premiums to acquire additional coverage beyond the Company Paid Amount.





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       7.        Disability. If Employee suffers a Disability, Company may
terminate Employee's employment relationship with Company at any time thereafter by giving Employee ten (10) days written notice of termination. Thereafter, Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefit to Employee, except as otherwise required by law or by benefit plans provided at Company expense, other than (a) amounts of Base Compensation accrued through the date of termination, (b) the IPO Bonus, to the extent payable hereunder, and (c) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

       8. Death. If Employee dies during the Term of Employment, the Term of Employment and Employee's employment with Company shall terminate as of the date of Employee's death. Company shall have no obligation to Employee or Employee's estate for Base Compensation, Annual Bonus, the IPO Bonus, Fringe Benefits or any other form of compensation or benefit, except as otherwise required by law or by benefit plans provided at Company expense, other than (a) amounts of Base Compensation that have accrued through the date of Employee's death, and (b) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

       9. Termination for Cause. Company may terminate Employee's employment relationship with Company at any time for Cause. Upon termination of Employee under this Section 9, Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits, the IPO Bonus or other form of compensation or benefits other than (a) amounts of Base Compensation accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

     10. Termination without Cause. Company may terminate Employee's employment relationship with Company at any time without Cause. Notwithstanding termination of Employee under this Section 10, Employee shall continue to be eligible to receive the IPO Bonus and Company shall continue to pay Employee's Base Compensation, Fringe Benefits and all other compensation and benefits other than the Annual Bonus, as such amounts would have accrued through the end of the Initial Term or, if such termination occurs during the Extension Period, through the end of the Extension Period.

     11. Consideration. Employee agrees and acknowledges that Employee is agreeing to be bound by the terms of this Agreement, including without limitation the provisions of Sections 12 and 13, in consideration of (i) the benefits Employee will receive from the partial redemption of Employee's equity interest in Company pursuant to the Recapitalization Agreement and (ii) Company's agreement to pay in full all amounts due as Base Compensation





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and other amounts due after Employee's termination without Cause in accordance with Section 10 of this Agreement; and Employee further agrees and acknowledges that each of the benefits described in clause (i) or (ii) alone constitutes full, complete and adequate consideration for Employee's obligations hereunder.

     12. Company Property. All advertising, sales, manufacturers' and other materials or articles or information, including without limitation data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind furnished to Employee by Company or developed by Employee on behalf of Company or at Company's direction or for Company's use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole property of Company, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage. If Company requests the return of such materials at any time during or at or after the termination of Employee's employment, Employee shall deliver all copies of the same to Company immediately. Notwithstanding the foregoing, Employee may retain records relevant to the filing of Employee's personal income taxes and Company shall grant Employee reasonable access during normal business hours, to business records of Company relevant to Employee's discharge of Employee's duties as a director of Company or any other legitimate non-competitive business purpose.

     13. Noncompetition, Trade Secrets, Etc. Employee hereby acknowledges that, during and solely as a result of his employment by Company, Employee will have access to confidential information and business and professional contacts. In consideration of such special and unique opportunities afforded by Company to Employee as a result of Employee's employment and the other benefits referred to in Section 11 of this Agreement, the Employee hereby agrees as follows:

                 (a) From the date hereof until the later to occur of (i) the seventh anniversary of the date hereof or (ii) the second anniversary of the termination of Employee's employment with Company for any reason, as such period may be extended as hereinafter set forth (the "Restricted Period"), Employee shall not directly or indirectly (A) engage in (as a principal, shareholder, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the United States or Canada (the "Restricted Area"), which is involved in providing telemarketing services to third parties or any other business activities which are the same as, similar to or in competition with the Business, or with any business activities carried on by Company, or being definitely planned by Company, at the time of the termination of Employee's employment; provided however, nothing contained in this Section 13 shall prevent Employee from holding for investment no more than five percent (5%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system; or (B) induce or attempt to influence any employee, customer, independent contractor or supplier of Company to terminate employment or any other relationship with Company. During the Restricted Period, Employee shall not, directly or indirectly, disclose or otherwise communicate to any of the clients,





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customers or accounts of Company, its Affiliates or any Subsidiary thereof that he has been terminated, is considering terminating, or has decided to terminate, employment with Company. Company shall have sole discretion to determine who may notify the clients, customers or accounts of Company of the termination of Employee's employment, and the form, substance and timing of such notification; provided, however that Company shall send to Employee a copy of any written notice to such persons prior to its dissemination.

                 (b) Employee shall not use for Employee's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Company, any "Confidential Information" which term shall mean any information regarding the business methods, business policies, policies, procedures, techniques, research or development projects or results, historical or projected financial information, budgets, trade secrets, or other knowledge or processes of or developed by Company or any names and addresses of customers or clients or any data on or relating to past, present or prospective Company customers or clients or any other confidential information relating to or dealing with the business operations or activities of Company, made known to Employee or learned or acquired by Employee while in the employ of Company, but Confidential Information shall not include information otherwise lawfully known generally by or readily accessible to the trade or the general public. All memoranda, notes, lists, records, files, documents and other papers and other like items (and all copies, extracts and summaries thereof) made or compiled by Employee or made available to Employee concerning the business of Company shall be Company's property and shall be delivered to Company promptly upon the termination of Employee's employment with Company or at any other time on request. The foregoing provisions of this Subsection 13(b) shall apply during and after the period when Employee is an employee of Company and shall be in addition to (and not a limitation of) any legally applicable protections of Company's interest in confidential information, trade secrets and the like. At the termination of Employee's employment with Company, Employee shall return to Company all copies of Confidential Information in any medium, including computer tapes and other forms of data storage. Notwithstanding the foregoing, Employee may retain records relevant to the filing of Employee's personal income taxes and Company shall grant Employee reasonable access during normal business hours, to business records of Company relevant to Employee's discharge of Employee's duties as a director of Company or other legitimate non-competitive business purpose.

                 (c) Any and all writings, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time when Employee is an employee of Company, whether or not during working hours and whether or not at the request or upon the suggestion of Company, which relate to or are useful in connection with the Business or with any business now or hereafter carried on or contemplated by Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Company. Employee shall make full disclosure to Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall write and prepare all





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specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

                 (d) Employee acknowledges that the restrictions contained in the foregoing Subsections (a), (b) and (c), in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, that their enforcement will not impose a hardship on Employee or significantly impair Employee's ability to earn a livelihood, and that any violation thereof would result in irreparable injuries to Company. Employee therefore acknowledges that, in the event of Employee's violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

                 (e) If the Restricted Period or the Restricted Area specified in Subsection (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such amount or the area shall be reduced by the elimination of such portion or both such reductions shall be made so that such restrictions may be enforced for such time and in such area as is adjudged to be reasonable. If Employee violates any of the restrictions contained in the foregoing Subsection (a), the Restricted Period shall be extended by a period equal to the length of time from the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of Company. Company shall have the right and remedy to require Employee to account for and pay over to Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee as the result of any transactions constituting a breach of this Section 13, and Employee shall account for and pay over such amounts to Company upon Company's request therefor. Employee hereby expressly consents to the jurisdiction of any court within the Eastern District of Pennsylvania to enforce the provisions of this Section 13, and agrees to accept service of process by mail relating to any such proceeding. Company may supply a copy of
Section 13 of this Agreement to any future or prospective employer of Employee or to any person to whom Employee has supplied information if Company determines in good faith that there is a reasonable likelihood that Employee has violated or will violate such Section.

     14. Prior Agreements. Employee represents to Company that there are no restrictions, agreements or understandings, oral or written, to which Employee is a party or by





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which Employee is bound that prevent or make unlawful Employee's execution or performance of this Agreement.

     15.         Miscellaneous.

                 (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                 (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                 (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, on the day specified for delivery when deposited with a recognized national or regional courier service for delivery to the intended addressee or two (2) days following the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                          (i)     If to Employee:

                                  Raymond J. Hansell
                                  506 Chaumont Drive
                                  Villanova, PA 19085

                                  with a copy, given in the manner prescribed above, to:

                                  G. Bradley Rainer, Esquire
                                  Eckell, Sparks, Levy, Auerbach, Monte & Emper,
                                   a Professional Corporation
                                  Legal Arts Building
                                  344 Front Street
                                  P. O. Box 319
                                  Media, PA 19063





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                          (ii)    If to Company:

                                  RMH Sales and Marketing Consulting, Inc.
                                  40 Morris Avenue
                                  Bryn Mawr, PA 19010
                                  Attention: Chief Financial Officer

                                  with a copy, given in the manner prescribed above, to:

                                  Advanta Partners LP
                                  Five Horsham Business Center
                                  300 Welsh Road
                                  Horsham, PA 19044-2296
                                  Attention: Anthony P. Brenner, Senior
                                             Managing Director

                                  with an additional copy, given in the manner prescribed above to:

                                  Herman C. Fala, Esquire
                                  Wolf, Block, Schorr and Solis-Cohen
                                  Twelfth Floor Packard Building
                                  S.E. Corner 15th and Chestnut Streets
                                  Philadelphia, PA 19102-2678

                          In addition, notice by mail shall be by air mail if
posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

                 (d) Binding Nature of Agreement. This Agreement shall be binding upon Company and shall inure to the benefit of Company, its present and future Subsidiaries, Affiliates, successors and assigns including any transferee of the business operation, as a going concern, in which Employee is employed and shall be binding upon Employee, Employee's heirs and personal representatives. None of the rights or obligations of Employee hereunder may be assigned or delegated, except that in the event of Employee's death or Disability, any rights of Employee hereunder shall be transferred to Employee's estate or personal representative, as the case may be. Company may assign its rights and obligations under this Agreement in whole or in part to any one or more Affiliates or successors, but no such assignment shall relieve Company of its obligations to Employee if any such assignee fails to perform such obligations.

                 (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same





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instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                 (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                 (g) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the employment of Employee by Company, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to Company's employees generally, except to the extent the foregoing directly conflict with this Agreement, in which case the terms of this Agreement shall prevail.

                 (h) Section Headings. The Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                 (i) Number of Days. Except as otherwise provided herein, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                 (j) Gender, Etc., Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                 (k) Jurisdiction of Courts. Any legal suit, action, claim, proceeding or investigation arising out of or relating to this Agreement may be instituted in any state or federal court in the Eastern District of Pennsylvania, and each of the parties hereto waives any objection which party may now or hereafter have to such venue of any such suit, action, claim, proceeding or investigation, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such suit, action, claim, proceeding or investigation shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. If for any reason such service of process by





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mail is ineffective, then (i) Company shall be deemed to have appointed Advanta
Partners LP, 5 Horsham Business Center, 300 Welsh Road, Horsham, PA 19044-2296 or any successor entity, Attention: Anthony P. Brenner, or at its office at such other address as it hereafter furnishes to the parties hereto, as the authorized agent of Company to accept and acknowledge, on behalf of Company service of any and all process which may be served in any such suit, action, claim, proceeding or investigation; and (ii) Employee shall be deemed to have appointed G. Bradley Rainer, Esquire, Eckell, Sparks, Levy, Auerbach, Monte & Emper, a Professional Corporation Legal Arts Building, 344 Front Street, P. O. Box 319, Media, PA 19063, or at its office at such other address as it hereafter furnishes to the parties hereto, as Employee's authorized agent to accept and acknowledge, on Employee's behalf, service of any and all process which may be served in any such suit, action, claim, proceeding or investigation. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Pennsylvania.

                 (l) Survival. All provisions of this agreement which by their terms survive the termination of Employee's employment with Company, including without limitation the covenants of Employee set forth in Sections 12 and 13 and the obligations of Company to make any post-termination payments under this Agreement, shall survive termination of Employee's employment by Company and shall remain in full force and effect thereafter in accordance with their terms.





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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement in Philadelphia, Pennsylvania as of the date first above written.

                                  RMH SALES AND MARKETING CONSULTING, INC.


                                  By:       /s/ Anthony P. Brenner
                                      --------------------------------------
                                           Name: Anthony P. Brenner
                                           Title: Chairman



                                      /s/ Raymond J. Hansell             (SEAL)
                                  ---------------------------------------
                                     Raymond J. Hansell, Employee





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